AMENDED AND RESTATED CREDIT AGREEMENT

                                     BETWEEN

                            BANK LEUMI USA, AS LENDER

                                       AND

                    DATA SYSTEMS & SOFTWARE INC., AS BORROWER






                                                          Dated: August 30, 1999

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                                            TABLE OF CONTENTS


                                                                        Page

SECTION 1.  DEFINITIONS..................................................1

    1.1     Definitions..................................................1
    1.2     Accounting Terms.............................................4

SECTION 2.  EXTANT FACILITIES............................................5

    2.1     March Loans..................................................5
    2.2     Outstanding Letter of Credit.................................5

SECTION 3.  FINANCING....................................................5

    3.1     Term Loan....................................................5
    3.2     Letter of Credit.............................................6
    3.3     Interest.....................................................6

                 3.3.1    Calculation of Interest........................6
                 3.3.2    Interest Rate..................................6
                 3.3.3    Letter of Credit Commission....................6
                 3.3.4    Overdue Payments...............................6

    3.4     Manner of Payments...........................................7
    3.5     Security.....................................................7

                 3.5.1    Extant Security Agreements.....................7
                 3.5.2    New Security Agreements........................7
                 3.5.3    Extant Guarantee...............................8
                 3.5.4    New Guarantees.................................8

SECTION 4.  CONDITIONS PRECEDENT.........................................8

    4.1.    Evidence of Corporate Action.................................8

                 4.1.1    Evidence of Corporate Action...................8

    4.2.    Representations and Warranties...............................8
    4.3.    Borrower's Obligations.......................................9
    4.4.    Guarantors' Documents........................................9
    4.5.    Pledged Shares...............................................9
    4.7.    Opinions.....................................................9
    4.8.    Event of Default.............................................9

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SECTION 5.  REPRESENTATIONS AND WARRANTIES...............................9

    5.1     Organization................................................10

                 5.1.1    Borrower's Corporate Existence
                            and Good Standing...........................10
                 5.1.2    Organization Chart............................10
                 5.1.3    Guarantors Corporate Existence
                            and Good Standing...........................10

    5.2     Authority...................................................10

                 5.2.1    Borrower's Authority..........................10
                 5.2.2    Guarantors' Authority.........................11

    5.3     No Conflicts................................................11
    5.4     Compliance and Other Agreements.............................12

                 5.4.1    Agreements, etc...............................12
                 5.4.2    Orders, etc...................................12
                 5.4.3    No Binding Orders.............................12

    5.5     ERISA.......................................................12
    5.6     Investment Company..........................................13
    5.7     Approvals and Consents......................................13
    5.8     Regulation U, etc...........................................13
    5.9     Financial Statements........................................14
    5.10    Taxes.......................................................14
    5.11    Title to Properties/Priority of Liens.......................14

                 5.11.1   Title.........................................14
                 5.11.2   Security Interest.............................15

    5.12    Litigation..................................................15
    5.13    Insurance...................................................15
    5.14    Disclosure..................................................15
    5.15    No Event of Default.........................................16
    5.16    Use of Proceeds.............................................16
    5.17    Valuation of Warrant........................................16
    5.18    Change in Custodian.........................................16
    5.19    Cash Flow...................................................16
    5.20    Reduction in Loan...........................................17

SECTION 6.  AFFIRMATIVE COVENANTS.......................................17

    6.1     Preservation of Existence...................................17
    6.2     Maintenance of Properties; Insurance........................17

                 6.2.1  Properties......................................17


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                 6.2.2  Insurance.......................................17

    6.3     Payment of Taxes............................................18
    6.4     Accounting; Financial Statements and
                             Other Information..........................18

                 6.4.1    Quarterly Financial Reports...................18
                 6.4.2    Annual Financial Reports......................19
                 6.4.3    Reports.......................................19
                 6.4.4    SEC Filings...................................19
                 6.4.5    Tower.........................................19
                 6.4.6    Other Information.............................19

    6.5     Compliance .................................................20
    6.6     ERISA.......................................................20
    6.7     Payment of Indebtedness.....................................20
    6.8     Notification to Bank........................................20
    6.9     Further Assurances..........................................21
    6.10    Inspection..................................................21
    6.11    Year 2000...................................................22
    6.12    Stock Ownership.............................................22
    6.13    Tower Time Deposits.........................................22
    6.14    Decision....................................................22
    6.15    Perfection of Pledge in Isreal..............................23
    6.16    Custodian...................................................23
    6.17    Tower Shares................................................23
    6.18    Guaranty by Decision........................................23


SECTION 7.  NEGATIVE COVENANTS..........................................23

    7.1     Limitation on Liens.........................................23
    7.2     Mergers and Consolidations..................................24
    7.3     Change in Business..........................................24
    7.4     Tower Borrowings............................................24
    7.5     Transfer of Assets..........................................24
    7.6     No Pre-Payments.............................................24
    7.7     Guarantees to Others........................................24
    7.8     Change in Fiscal Year.......................................25

SECTION 8.  EVENTS OF DEFAULT/REMEDIES..................................25

                 8.1.1    Principal or Interest.........................25
                 8.1.2    Obligations...................................25
                 8.1.3    Certain Covenants.............................25
                 8.1.4    Other Covenant................................25
                 8.1.5    Representations...............................25
                 8.1.6    Voluntary Insolvency
                            Proceedings.................................25


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                 8.1.7    Involuntary Insolvency
                            Proceedings.................................26
                 8.1.8    Divestiture of Assets.........................26
                 8.1.9    Judgments.....................................27
                 8.1.10   Other Defaults................................27
                 8.1.11   ERISA.........................................27
                 8.1.12   Levies........................................28

    8.2     Remedies....................................................28

SECTION 9.  MISCELLANEOUS...............................................28

    9.1     Expenses....................................................28
    9.2     Survival of Agreement.......................................29
    9.3     No Waiver; Cumulative Remedies..............................29
    9.4     Notices.....................................................29
    9.5     Amendments and Waivers......................................30
    9.6     Applicable Law..............................................30
    9.7     Successors..................................................30
    9.8     Partial Invalidity..........................................31
    9.9     Headings....................................................31
    9.10    Waiver of Jury Trial........................................31
    9.11    Jurisdiction; Service of Process............................31
    9.12    Conflicts...................................................31


EXHIBITS AND SCHEDULES

         Exhibit A - Form of Warrant
         Exhibit B - Organization Chart
         Exhibit C - Confirmation of Security Agreements
         Exhibit D - Confirmation of Guaranty


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     AMENDED AND RESTATED CREDIT AGREEMENT, dated August 30, 1999, between DATA
SYSTEMS & SOFTWARE INC., a Delaware corporation (the "Borrower"), and BANK LEUMI USA, a New York banking corporation having an office at 564 Fifth Avenue, New York, New York 10017 (the "Bank").

                                R E C I T A L S:

     A. Pursuant to a Credit Agreement, dated as of March 24, 1999 (the "March Agreement"), the Borrower and its Affiliate Databit, Inc., a Delaware corporation ("Databit") borrowed the principal sum of $2,065,000 from the Bank on the terms and conditions set forth therein, and in the "Financing Agreements" therein referred to (the "March Loans").

     B. On November 20, 1998, the Bank issued a letter of credit for the benefit of Databit for an amount not exceeding $52,518, on the terms and conditions set forth therein.

     C. Pursuant to this Agreement, the Bank has agreed to consolidate the March Loans and the letter of credit referred to in Recital B into a new credit facility, and subject to the terms and conditions herein set forth, to make additional financial accommodations to the Borrower, which together with the March Loans and said letter of credit will be in the aggregate principal amount of $6,000,000.

     NOW, THEREFORE, IT IS AGREED:

     SECTION 1. DEFINITIONS.

     1.1 Definitions. As used in this Agreement and the Financing Agreements, the following terms shall have the following meanings unless the context otherwise requires:

     "Affiliate" means and includes any Person (i) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower;
(ii) which directly or indirectly beneficially owns or holds fifty percent (50%) or more of any voting stock of either the Borrower or of any Guarantor, or (iii) fifty percent (50%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or one of its Affiliates. The term "control" means the possession, directly or indirectly, of the power to direct


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or cause the direction of the management policies of the Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Credit Agreement, as the same may be amended or supplemented from time to time.

     "Bank" means Bank Leumi USA, a New York banking corporation.

     "Borrower" means Data Systems & Software, Inc., a Delaware corporation.

     "Collateral" means the property of the Borrower or of any Guarantor, except for any Pledged Shares, in which the Bank has been, or shall hereafter be, granted a lien or security interest under a Security Agreement. Such property shall include, without limitation, all of the Borrower's or Guarantor's now owned or existing and hereafter arising or acquired tangible and intangible personal property, wherever located, including without limitation (i) all accounts (including accounts receivable), contract rights and general intangibles of the Borrower or Guarantor, and (ii) all goods of the Borrower or Guarantor, including, without limitation, all inventory, and (iii) all instruments, documents and chattel paper of such Borrower or Guarantor; and (d) the proceeds of all of the foregoing.

     "Comverge" means Comverge Technologies, Inc., a Delaware corporation.

     "Databit" shall have the meaning defined in Recital A.

     "Decision" means Decision Systems Israel Ltd., an Israeli corporation.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with the Borrower would be treated as a single employer under
Section 4001 (b)(1) of ERISA.

     "Financing Agreements" means the following agreements and instruments (as such agreements and instru ments may be hereafter amended or supplemented): (i) the


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Security Agreements,(ii) the Note, (iii) the Guarantees, and (iv) any other agreements or other collateral documents delivered to the Bank in connection with the Obligations, whether or not pursuant to this Agreement.

     "GAAP" means generally accepted accounting prin ciples as used by the United States Financial Accounting Standards Board, as in effect from time to time, consistently applied.

     "Guarantor" and "Guarantors" means, respectively, (i) each of Databit, Comverge and IDO, and (ii) all of the foregoing.

     "Guaranty" shall have the meaning set forth in Sections 3.5.3 and 3.5.4 of this Agreement.

     "IDO" means International Data Operations, Inc. a Delaware corporation.

     "Knowledge" whether with an initial upper or lower case means the knowledge of any senior executive of the Borrower or of any of the Guarantors, including, but not limited to their Chief Financial Officers.

     "Letter of Credit" shall have the meaning set forth in Section 2.2.

     "March Agreement" shall have the meaning defined in Recital A.

     "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA which covers employees of the Borrower or any of its ERISA Affiliates.

     "Note" shall have the meaning set forth in Section 3.2 of this Agreement.

     "Obligations" means collectively the Term Loan and any fees, charges or other financial obligations of the Borrower, any of the Guarantors or any of their Affiliates to the Bank pursuant to this Agreement, any of the Financing Agreements, or any other agreement with the Bank.

     "Person" means an individual, partnership, joint venture, firm, corporation, trust, charitable institution or other business or legal entity.


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     "PBGC" means the Pension Benefit Guaranty Corpo ration or any entity succeeding to any or all of its functions under ERISA.

     "Plan" means any plan established, maintained or to which contributions have been made by the Borrower or any of its ERISA Affiliates, and which is subject to Title IV of ERISA.

     "Pledged Shares" means all of the shares of stock pledged to the Bank as security for the Obligations pursuant to a Security Agreement.

     "Prohibited Transaction" means any transaction of the type set forth in
Section 406 of ERISA, and not exempt under Section 408 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended from time to time.

     "Reference Rate" means the rate of interest designated by the Bank, and in effect from time to time, as the "Reference Rate."

     "Reportable Event" means any of the events set forth in Section 4043 of ERISA, if such event reasonably may result in a liability of the Borrower to the Plan or the PBGC.

     "Security Agreement" shall have the meaning set forth in Sections 3.5.1 and
3.5.2 of this Agreement.

     "Term Loan" shall have the meaning defined in Section 3.1 of this Agreement.

     "Tower" means Tower Semiconductor Ltd., an Israel corporation.

     1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given to such terms in accordance with United States GAAP. In the event that changes in GAAP shall be mandated by the United States Financing Accounting Standards Board, and such changes would materially modify the interpretation or computation of the financial covenants contemplated by this Agreement at the time of execution hereof, then in such event such changes shall not be followed in calculating the financial covenants.


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     SECTION 2. EXTANT FACILITIES

     This Agreement amends and restates the March Agreement in its entirety, and together with the Financing Agreements sets forth the entire agreement between the Borrower and the Bank with respect to the subject matter hereof.

     2.1 March Loans. The Bank and the Borrower hereby acknowledge that the unpaid principal balance of the March Loans are being repaid out of the proceeds of the Term Loan, as provided for in Section 3.1 of this Agreement, and will be evidenced by the Note. Concurrently with the execution and delivery of the Note, the Bank will mark the "Grid Note" and "Bridge Note" executed and delivered pursuant to the March Agreement evidencing the March Loans "superceded", and return same to The Borrower and Databit.

     2.2 Outstanding Letter of Credit. The outstanding standby letter of credit issued by the Bank for the benefit of the Borrower, in an amount not to exceed $52,518 (the "Letter of Credit"), as referred to in Recital B, is being included in the credit facility being made available by the Bank to the Borrower, as provided for in Section 3.2 of this Agreement.

     SECTION 3. FINANCING.

     3. Subject to and upon the terms and conditions set forth in this Agreement and the Financing Agreements, the Bank hereby agrees to provide a Credit Facility to the Borrower as follows:

     3.1 Term Loan. Concurrently the Bank is making a term loan to the Borrower in the principal amount of $5,947,482 (the "Term Loan"). The Term Loan will mature on August 1, 2000. The principal of the Term Loan may be prepaid in whole or in part at any time; provided, however that any partial prepayment shall be in the minimum amount of $100,000, or an integral multiple thereof, upon two (2) business day's prior written, telegraphic or telephonic notice to the Bank. Concurrently with the execution and delivery of this Agreement, the Bank is making a cash advance to the Borrower in the sum of $4,398,776.76, and applying $1,548,705.24 out of the proceeds of the Term Loan in repayment of the March Loans and the Borrower's and Databit's other obligations to the Bank. Concurrently with the execution and delivery of this Agreement, the Borrower is evidencing its obligation to pay the principal of, and

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interest on, the Term Loan by executing and delivering a term note (the "Note")
to the Bank in the principal sum of $5,947,482.

     3.2 Letter of Credit. The Bank heretofore issued the Letter of Credit, and in connection with the Letter of Credit, the Borrower has executed and delivered to the Bank the Bank's standard form of Letter of Credit Application. The Letter of Credit has been issued subject to the Bank's standard fees and charges.

     3.3 Interest. The Term Loan shall bear interest determined as follows:

     3.3.1 Calculation of Interest. Interest on the Term Loan shall be based on the Bank's Reference Rate and adjusted when such Reference Rate changes. The Borrower acknowledges that the Reference Rate may not necessarily represent the lowest rate of interest charged by the Bank to its customers. Interest on the Term Loan shall be computed on the basis of a 360-day year over the actual number of days elapsed. In no event shall the interest charged by the Bank on the Term Loan exceed the maximum rate permitted by law.

     3.3.2 Interest Rate. The outstanding principal balance of the Term Loan shall bear interest, at the rate of one (1%) percent per annum above the Reference Rate from the date hereof. The Reference Rate on the date hereof is eight and one quarter (8-1/4%) percent. The Borrower will pay interest on the outstanding principal balance on the Term Loan at the foregoing rate monthly on the first day of each month, and at maturity (whether by acceleration or otherwise) as provided in the Note.

     3.3.3 Letter of Credit Commission. With respect to the Letter of Credit, the Borrower will pay commissions and all the normal costs and expenses generally charged by the Bank for letters of credit, as provided in the application therefor.

     3.3.4 Overdue Payments. If any payment of principal (whether due at maturity, upon acceleration or otherwise), interest or other fees or charges payable by the Borrower hereunder, or under any of the Financing Agreements, shall not be paid when due, the Borrower will pay interest on the overdue payment for the period for which it is overdue, on demand, at the higher of twelve percent (12%) or three percent (3%) per annum in excess of the

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interest rate specified in the instrument or agreement evidencing the requirement to make such payment, but in no event in excess of the maximum rate permitted by applicable law.

     3.4 Manner of Payments. All payments required to be made by the Borrower hereunder on account of principal, interest or fees shall be made in lawful money of the United States, in immediately available funds, at the office of the Bank at 564 Fifth Avenue, New York, New York 10017 or at such other place as the holder of the Note shall specify in writing. Whenever any payment hereunder, or under any of the Financing Agreements, becomes due on a day on which the Bank is closed (as required or permitted by law or otherwise), such payment shall be made not later than the next succeeding business day of the Bank, and such extension of time shall be included in the computation of interest. The Borrower authorizes (but shall not require) the Bank to debit any account maintained by the Borrower with the Bank, on any date on which a payment is due hereunder or under any of the Financing Agreements, in an amount equal to any unpaid portion of such payment.

     3.5 Security.

     3.5.1 Extant Security Agreements. Con currently with or prior to the execution and delivery of the March Agreement, each of the Borrower, Databit, and IDO granted a valid, perfected first priority security interest to the Bank in its Collateral, and in the instance of the Borrower the Pledged Shares, to secure payment by the Borrower and Databit of all of their obligations to the Bank pursuant to the March Agreement by executing and delivering to the Bank security agreements, dated as of even date therewith (each a "Security Agreement"). Concurrently with the execution and delivery of this Agreement, each of the Borrower, Databit and IDO is confirming its Security Agreement by executing the Confirmation of Security Agreement annexed as Exhibit C.

     3.5.2 New Security Agreement. Concurrently with the execution and delivery of this Agreement, Comverge is granting a valid perfected first priority security interest to the Bank in its Collateral, to secure payment by the Borrower of all of its Obligations to the Bank, by executing and delivering to the Bank a Security Agreement, dated as of even date herewith (a "Security Agreement").


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     3.5.3 Extant Guarantee. Concurrently with or prior to the execution and delivery of the March Agreement, IDO guaranteed payment of all of the obligations of the Borrower and Databit to the Bank by executing and delivering to the Bank a guaranty, dated as of even date therewith (a "Guaranty"). Concurrently with the execution and delivery of this Agreement, IDO is confirming its Guaranty by executing the Confirmation of Guaranty annexed as Exhibit D.

     3.5.4 New Guarantees. Concurrently with the execution and delivery of this Agreement, each of Databit and Comverge is guaranteeing payment of all of the Obligations of the Borrower to the Bank by executing and delivering to the Bank a Guarantee, dated as of even date herewith (each a "Guaranty").

         SECTION 4.  CONDITIONS PRECEDENT.

     4. The obligation of the Bank to execute and deliver this Agreement, and to make the Term Loan, is subject to the conditions precedent that:

     4.1. Evidence of Corporate Action. The Bank shall have received (a) Certificates of Good Standing from the Secretary of State of Delaware, listing all charter documents of the Borrower and the Guarantors on file; (b) a Certificates of an authorized officer of the Borrower and each of the Guarantors certifying (i) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Borrower or such Guarantor, as is appropriate, authorizing the execution, delivery and performance of this Agreement and such Financing Agreements as to which it is a party, (ii) the incumbency and specimen signature of each officer of the Borrower and each of the Guarantors executing the said documents, and a certification by another officer thereof as to the incumbency and signature of the authorized officer,
(c) copies of the Certificate of Incorporation and By-Laws of the Borrower and each of the Guarantors, each as amended to date, certified as complete and correct by its Secretary, and (d) such other documents as the Bank or its counsel may reasonably request, in order that all legal matters incident to the making of the Term Loan, shall be satisfactory to the Bank and its counsel.

     4.2. Representations and Warranties. All representations and warranties contained herein or otherwise made to the Bank pursuant to or in connection with this

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Agreement or any of the Financing Agreements, shall be correct and complete in all material respects.

     4.3. Borrower's Obligations. The Borrower shall have executed and delivered to the Bank (i) the Note, (ii) its Security Agreement, (iii) Warrant Agreement in the form of Exhibit A, and (iv) such other documents as the Bank shall reasonably require. The Borrower shall concurrently pay the Bank $25,000 as a commitment fee.

     4.4. Guarantors' Documents. Each of the Guarantors shall have executed and delivered to the Bank (i) a Guaranty or an amended and restated Guaranty, as is appropriate, and (ii) a Security Agreement or an amended or restated Guaranty as is appropriate.

     4.5. Pledged Shares. The Bank shall have received from the Borrower (i) 6,001 shares of Tower Semiconductor Holdings (1993) Ltd. being all of the shares of Tower Semiconductor Holdings (1993) Ltd. owned by the Borrower, together with duly executed stock powers therefor, and (ii) 6,196,439 shares of Decision, together with duly executed stock powers therefor, and a security interest in the Borrower's beneficial interest in the 1,600,000 shares of Decision referred to in Section 6.14 of this Agreement; which 1,600,000 shares shall become Pledged Shares upon delivery to the Bank.

     4.6. Opinions. The Bank shall have received a written opinions from counsel to the Borrower and the Guarantors, in form and substance satisfactory to the Bank and its counsel.

     4.7. Event of Default. There shall exist no Event of Default and no condition, event or act which, with notice or lapse of time, or both, would constitute either an Event of Default or an event of default under the March Agreement.

     SECTION 5. REPRESENTATIONS AND WARRANTIES.

     5. In order to induce the Bank to enter into this Agreement and to make the Term Loan hereunder, the Borrower represents and warrants to the Bank as follows:

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     5.1 Organization.

     5.1.1 Borrower's Corporate Existence and Good Standing. The Borrower is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware with perpetual corporate existence and has all requisite legal right, power and authority and all necessary licenses and permits to own and operate its assets and properties and to carry on its business as now conducted and as presently proposed to be conducted. The Borrower has qualified and is in good standing as a foreign corporation in each state or other jurisdiction where the nature of its business or the ownership or use of its property requires such qualification.

     5.1.2 Organization Chart. A correct and complete organization chart is annexed as Exhibit B hereto, which sets forth (i) the jurisdiction where the Borrower, each of the Guarantors and each issuer of Pledged Shares is incorporated, (ii) the authorized and outstanding stock of the Borrower, each of the Guarantors and each issuer of Pledged Shares, and (iii) the record and beneficial ownership of the stock of each Guarantor and each issuer of Pledged Shares.

     5.1.3 Guarantors Corporate Existence and Good Standing. Each of the Guarantors is a duly organized and validly existing corporation in good standing under the laws of the State or other jurisdiction shown on Exhibit B, with perpetual corporate existence and has all requisite legal right, power and authority and all necessary licenses and permits to own and operate its assets and properties and to carry on its business as now conducted and as presently proposed to be conducted. Each of the Guarantors has qualified and is in good standing as a foreign corporation in each other jurisdiction where the nature of its business or the ownership or use of its property requires such qualification.

     5.2 Authority.

     5.2.1 Borrower's Authority. The Borrower has, all requisite legal right, power and authority to execute, deliver and perform the terms and provisions of this Agreement, the Financing Agreements executed by it, and all other instruments or documents delivered by it pursuant hereto and thereto. The Borrower has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement, the Financing

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Agreements executed by it, and all other instruments or documents delivered or to be delivered by it pursuant hereto and thereto. This Agreement, the Financing Agreements executed by the Borrower, and all related instruments or documents delivered or to be delivered pursuant hereto or thereto constitute and will constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies.

     5.2.2 Guarantors' Authority. Each of the Guarantors has all requisite legal right, power and authority to execute, deliver and perform the terms and provisions of the Guaranty, the other Financing Agreements executed by it, and all other instruments and documents delivered by it pursuant hereto and thereto. Each of the Guarantors has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of the Guaranty, the other Financing Agreements executed by it and all other instruments or documents delivered or to be delivered by it pursuant hereto and thereto. The Guaranty and all other instruments or documents delivered or to be delivered pursuant hereto and thereto constitute and will constitute a legal, valid and binding obligation of such Guarantor, enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies.

     5.3 No Conflicts. Neither the execution and delivery of this Agreement, the Financing Agreements, or any of the instruments and documents delivered or to be delivered pursuant hereto or thereto, or the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, will violate any law or regulation, or any order, writ or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any of the Guarantors is a party, or by which any of them or any of their respective properties may be bound or affected, or will result in the creation or imposition of any lien, charge or encumbrance upon any of the property of either of them (except as contemplated hereunder


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or under the Financing Agreements) or will violate any provision of the certificate of incorporation (as amended to date) or by-laws (as currently in effect) of either of the Borrower or any of the Guarantors.

     5.4 Compliance and Other Agreements.

     5.4.1 Agreements, etc. Neither the Borrower nor any of the Guarantors is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party, or by which it or any of its properties may be bound or affected, except for such defaults which, individually or in the aggregate, will not have a material and adverse effect on the business, operations, property or assets or in the condition, financial or otherwise, of the Borrower or such Guarantor.

     5.4.2 Orders, etc. Neither the Borrower nor any of the Guarantors is in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or authority, domestic or foreign, or in violation of any law, statute or regulation, domestic or foreign, to which it is, or any of its properties are subject, except for such defaults or violations which, individually or in the aggregate, will not have a material and adverse effect on the business, operations, property or assets or in the condition, financial or otherwise, of the Borrower or Guarantor.

     5.4.3 No Binding Orders. Neither the Borrower nor any of the Guarantors is a party to or bound by, nor are any of their respective properties bound or affected by, any agreement, deed, lease or other instrument, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award, or any law, statute, rule or regulation, any of which materially and adversely affects or in the future may (so far as the Borrower should reasonably foresee) materially and adversely affect the business, operations, prospects, properties or assets, or the condition, financial or otherwise, of such Borrower or Guarantor, except that the Pledged Shares of Tower Semiconductor Holdings (1993) Ltd. are subject to a Shareholders Agreement dated as of February 28, 1993, as amended, a copy of which has been provided to the Bank.

     5.5 ERISA. The Borrower is in compliance in all material respects with all applicable provisions of ERISA in connection with any Plan. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower, nor any ERISA Affiliate of the Borrower has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; the Borrower, and each of its ERISA Affiliates has met its minimum funding requirements under ERISA with respect to all of their Plans, and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan, and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Borrower, or any of its ERISA Affiliates to PBGC or the Plan under Title IV of ERISA; and neither the Borrower, nor any of its ERISA Affiliates has incurred any liability to the PBGC under ERISA.

     5.6 Investment Company. Neither the Borrower nor any of the Guarantors is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

     5.7 Approvals and Consents. All authorizations, consents, registrations, exemptions, approvals and licenses (governmental or otherwise) or the taking of any other action (including, without limitation, by the shareholders of the Borrower or any of the Guarantors) which are required as a condition to the validity or enforceability of this Agreement, the Financing Agreements or any of the instru ments or documents delivered or to be delivered pursuant hereto or thereto have been effected or obtained and are in full force and effect.

     5.8 Regulation U, etc. Neither the Borrower nor any of the Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U or G of the Board of Governors of the Federal Reserve System). The Term Loan will not be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for any other purpose which might constitute any of the Loans a "purpose credit" within the meaning of such Regulation U.

     5.9 Financial Statements. The Borrower has heretofore delivered to the Bank consolidated financial statements of the Borrower, the Guarantors, Decision and Tower Semiconductor Holdings (1993) Ltd. for the fiscal years ended December 31, 1997, and December 31, 1998 and for the six months ended June 30, 1998 and June 30, 199 (consisting of a consolidated balance sheet and the related consolidated statements of operations, retained earnings, stockholders equity and changes in financial position for the respective periods then ended, including the related notes thereto). The annual financial statements referred to have been audited and include an unqualified report and opinion of Deloitte & Touche, LLP, independent certified public accountants. All such annual and interim financial statements are correct and complete and were prepared in accordance with GAAP and present fairly the consolidated financial position and results of operation of the Borrower, the Guarantors, Decision and Tower Semiconductor Holdings
(1993) Ltd. as of the dates of and for the periods involved. There are no liabilities, direct or indirect, fixed or contingent, of the Borrower and the Guarantors as of the date of such financial statements which are required to be reflected or disclosed therein under GAAP which are not so reflected or disclosed therein or in the notes thereto.

     5.10 Taxes. The Borrower and the Guarantors have filed or caused to be filed all tax returns required to be filed by each of them. The Borrower and the Guarantors have paid all taxes (including interest and penalties) as shown on such returns, or any assessment or notice of tax claim or deficiency received by them to the extent that such taxes have become due. Neither the Borrower nor any of the Guarantors knows of any proposed material tax assessment against or affecting it and is not otherwise obligated by any agreement, instrument or otherwise to contribute to the payment of taxes owed by any other Person. All tax liabilities are adequately provided for or reserved against on the books of the Borrower and the Guarantors (as the case may be) in accordance with GAAP.

     5.11 Title to Properties/Priority of Liens.

     5.11.1 Title. The Borrower and each of the Guarantors has good and marketable title to, or valid lease hold interests in, all of the properties and assets reflected on their latest financial statements referred to in Section 5.9 of this Agreement or acquired by it after the date of such financial statements and prior to the date hereof, except for those properties and assets which have been disposed of since such dates in the ordinary course of business. All such properties and assets are owned or leased by the Borrower or one of the Guarantors, as the case may be, free and clear of all mortgages, pledges, liens, security interests, encumbrances or charges of any kind, except such as are identified in such Financial Statements.

     5.11.2 Security Interest. The security interests granted by the Borrower and the Guarantors to the Bank under the Security Agreements constitute valid and perfected first priority security interests in and lien on the Collateral, and in the instance of the Borrower, a valid and perfected first priority security interest and lien on the Pledged Shares, as contemplated by the Security Agreements executed by such Borrower or Guarantor.

     5.12 Litigation. There are no actions, suits, investigations or administrative proceedings of or before any court, arbitrator or governmental authority, pending or threatened against the Borrower or any of the Guarantors or any of their respective properties or assets, which (i) either in any case or in the aggregate, if adversely deter mined, would materially and adversely affect the business, operations, prospects, properties or assets or the condition, financial or otherwise, of the Borrower or any of the Guarantors, or
(ii) question the validity or enforce ability of this Agreement, the Financing Agreements, or any action to be taken in connection with the transactions contemplated hereby or thereby.

     5.13 Insurance. All physical properties and assets of the Borrower and the Guarantors are covered by fire and other insurance with responsible insurance companies against casualty and other losses customarily obtained to cover comparable properties and assets by businesses in the region in which such properties and assets are located, in amounts, scope and coverage which are reasonable in light of existing conditions.

     5.14 Disclosure. None of the information contained in the representations and warranties made by the Borrower and the Guarantors set forth in this Agreement, the Financing Agreements, or in any other agreement, instrument, document, list, certificate, statement, schedule or exhibit heretofore delivered or to be delivered to the Bank, as contemplated in this Agreement or in the Financing Agree ments, contains or will contain any untrue statement of a material fact or omits or will omit to state a fact necessary in order to make the statements contained herein or therein not materially misleading.

     5.15 No Event of Default. After giving effect to the transactions contemplated by this Agreement, the Financing Agreements, and the other instruments or documents delivered in connection herewith and therewith, there does not exist any condition, event or act which constitutes an Event of Default hereunder or which, after notice or lapse of time, or both, would constitute an Event of Default hereunder.

     5.16 Use of Proceeds. The proceeds of the Term Loan will be used (i) to repay the March Loans and the other outstanding obligations of the Borrower and Databit to the Bank, and all interest accrued thereon, (ii) to finance the acquisition by Comverge of substantially all of the assets of the Control Systems Division of Scientific-Atlanta Corporation, as provided in their contract dated June 11, 1999, a true and complete copy of which, as amended to date, has been provided by the Borrower to the Bank, and (iii) for working capital for the Borrower and the Guarantors.

     5.17 Valuation of Warrant. The Borrower has valued the warrants to be delivered concurrently herewith, as provided in Section 4.3, at $25,000, and represents that for income tax purposes it will value the warrant at said amount.

     5.18 Change in Custodian. Compliance with the covenant set forth in Section
6.16 has been approved by the Board of Directors of the Borrower.

     5.19 Cash Flow. After Closing under this Agreement and the acquisition by Comverge of substantially all of the assets of the Control Systems Division of Scientific-Atlanta Corporation, the Borrower and those of its subsidiaries which are included in its consolidated financial statements shall have sufficient available cash to meet the financial obligations of their businesses, in the ordinary course, on a current basis. Effective as of November 1 and through December 31, 2000, the Borrower and those of its subsidiaries which are included in its consolidated financial statement shall have sufficient available cash from their business operations, and from possible sales by the Borrower of shares of Tower to meet the financial obligations of their businesses, in the ordinary course, on a current basis.

     5.20 Reduction in Loan. If Tower Semiconductor Holdings (1993) Ltd. or the Borrower should sell any shares of Tower, the Borrower shall give the Bank notice thereof within five (5) days of the completion of such sale, which notice shall include the number of shares sold and the net proceeds of such sale. Concurrently, the Borrower shall prepay the Term Loan in an amount equal to such net proceeds.

     SECTION 6 AFFIRMATIVE COVENANTS.

     6. The Borrower covenants and agrees that, until the Term Loan has been paid in full and all other Obligations discharged in full, and all fees and charges payable hereunder or under any the Financing Agreements have been paid, it shall comply or cause compliance with the following covenants:

     6.1 Preservation of Existence. The Borrower and each of the Guarantors will
(i) preserve and maintain its corporate existence and its rights, franchises and privil eges in the jurisdiction of its incorporation, and (ii) qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or in view of the ownership of its properties.

     6.2 Maintenance of Properties; Insurance.

     6.2.1 Properties. The Borrower and each of the Guarantors will maintain in good repair, working order and condition all properties used in its respective business (ordinary wear and tear excepted), and from time to time will make or cause to be made all appropriate repairs, renewals and replacements, additions and improvements thereto.

     6.2.2 Insurance. The Borrower and each of the Guarantors will maintain, at their expense, with financially sound and reputable insurers reasonably acceptable to the Bank, insurance, with respect to its properties and business, against loss or damage of the kinds and in amounts reasonably acceptable to the Bank. All insurance of the Borrower and each of the Guarantors shall name the Bank as loss payee with respect to its Collateral, and shall contain such other provisions as the Bank may reasonably require to fully protect its interest in the Collateral, and in payments to be made under such insurance policies; which policies shall provide for not less than thirty (30) days' prior written notice to the Bank of the exercise of any right of cancellation or material modification of the policy. Correct and complete copies of all certificates of renewal of such insurance policies shall be delivered to the Bank within fifteen (15) days after the execution of any such renewal, but in any event prior to the expiration of the policies (and as soon as available, and in any event within thirty (30) days after the execution thereof, correct and complete copies of all the policies as so renewed).

     6.3 Payment of Taxes. The Borrower and each of the Guarantors will pay and discharge promptly all taxes (including, without limitation, all payroll withholdings), assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default; provided, however, that neither the Borrower nor any Guarantor shall be required to pay any such tax, assessment, charge, levy or claim if the validity or amount thereof shall be contested in good faith by proper proceedings and if the Borrower or such Guarantor, as the case may be, shall have set aside appropriate and proper reserves which are reflected on its books.

     6.4 Accounting; Financial Statements and Other Information. The Borrower and each of the Guarantors will maintain a system of accounting established and administered in accordance with GAAP and will set aside on its books all such proper reserves for each fiscal year as shall be required by GAAP. The Borrower will deliver, or cause to be delivered, to the Bank:

     6.4.1 Quarterly Financial Reports. As soon as practicable after the end of each of the first three (3) quarter annual periods in each fiscal year of the Borrower, and in any event within sixty (60) days thereafter, a consolidated balance sheet of the Borrower, the Guarantors, Decision and Tower Semiconductor Holdings (1993) Ltd. as at the end of such period, and the related consolidated state ments of operations, retained earnings, stockholders equity and changes in the financial position of the Borrower, the Guarantors, Decision and Tower Semiconductor Holdings (1993) Ltd. for each such period and for that part of the fiscal year of the Borrower and the Guarantors then ended, all in the form filed by the Borrower with the Securities and Exchange Commission, setting forth in each case in compara tive form the corresponding figures for the corresponding periods of the preceding fiscal year, each of which statements shall be prepared in accordance with GAAP, and subject to normal year-end audit adjustments, shall fairly present the consolidated financial position of the Borrower, the Guarantors, Decision and Tower Semiconductor Holdings (1993) Ltd. as at the end of and results of operations for the periods reported.

     6.4.2 Annual Financial Reports. As soon as practicable after the end of each fiscal year of the Borrower, and in any event within ninety (90) days thereafter, an certified consolidated balance sheet of the Borrower, the Guarantors, Decision and Tower Semiconductor Holdings (1993) Ltd. as at the end of such year and the related certified consolidated statements of income, retained earnings, stockholders equity and changes in financial position of the Borrower, the Guarantors, Decision and Tower Semiconductor Holdings (1993) Ltd. for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, which statements shall be prepared in accordance with GAAP, and shall include an unqualified report and opinion of Deloitte & Touche, LLP or another independent certified public accountant of recognized standing selected by the Borrower and reasonably acceptable to the Bank.

     6.4.3 Reports. Promptly upon receipt thereof, copies of any reports (including, without limitation, any management letters) submitted to the Borrower or any of the Guarantors by any independent certified public accountant in connection with the examination of the annual or interim financial statements of the Borrower and the Guarantors by such accountant.

     6.4.4 SEC Filings. Within ten (10) days after filing with the United States Securities and Exchange Commission, copies of all Forms 10Q and 10K and any other forms so filed by the Borrower.

     6.4.5 Tower. Within ten (10) days of general distribution, copies of all reports provided by Tower to its shareholders.

     6.4.6 Other Information. With reasonable promptness, such other data and information as from time to time may be reasonably requested by the Bank with respect to the Borrower or any of the Guarantors.

     6.5 Compliance. The Borrower and the Guarantors will comply with the requirements of all applicable laws, rules, regulations or orders of any applicable governmental or administrative authority, and all agreements to which the Borrower or any of the Guarantors (as the case may be) is a party, the noncompliance with which laws, rules, regula tions, orders and agreements would materially adversely affect the business, operations, property or assets, or the condition, financial or otherwise, of the Borrower or the Guarantor (as the case may be).

     6.6 ERISA. The Borrower shall maintain compliance in all material respects with any applicable provisions of ERISA in connection with each Plan. The Borrower will deliver to the Bank, promptly after the filing or receipt thereof, copies of all reports, including annual reports and notices, which the Borrower files with or receives from the PBGC or the U.S. Department of Labor under ERISA with respect to any Plan; and as soon as possible and in any event within thirty
(30) days after either of the Borrower knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrower will deliver to the Bank a certificate of its Chief Financial Officer setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrower proposes to take with respect thereto.

     6.7 Payment of Indebtedness. The Borrower and the Guarantors, in accord with their past practices, shall promptly pay, discharge, or satisfy before they become delinquent all of their material indebtedness; provided, however, that neither the Borrower nor any Guarantor shall be required to pay any such indebtedness if the validity or amount thereof shall be contested in good faith by proper proceedings, and the Borrower or such Guarantor, as the case may be, shall have set aside appropriate and proper reserves which are reflected on its books.

     6.8 Notification to Bank. The Borrower shall promptly notify the Bank of
(i) any Event of Default hereunder, (ii) any event, condition or act which with the giving of notice or the lapse of time, or both, would constitute an Event of Default hereunder, (iii) any material litigation or proceedings that are instituted or threatened (to the knowledge of the Borrower or any of the Guarantors as the case may be) against the Borrower or any of the

Guarantors or any of their respective assets, except when the relief sought is monetary damages which in any one litigation or proceeding in the aggregate do not exceed $100,000 and the litigation or proceeding resulted from or arose out of transactions in the regular course of the Borrower's or such Guarantor's business, (iv) each and every default by the Borrower or any of the Guarantors under any obligation for borrowed money which would permit the holder of such obligation to accelerate its maturity, including the names and addresses of the holders of such obligation and the amount thereof, (v) any change in the location of the chief executive offices of the Borrower or any of the Guarantors as identified in its Security Agreement, and (vi) the relocation of any of its Collateral, or the location of any such Collateral at a new address.

     6.9 Further Assurances. The Borrower will duly execute and deliver, or will cause to be duly executed and delivered, such further instruments and documents, including, without limitation, additional security agreements, Uniform Commercial Code financing statements or amendments or continuations thereof, and will do or use its best efforts to cause to be done such further acts as may be necessary or proper in the Bank's opinion to effectuate the provisions or purposes of this Agreement or the Financing Agreements.

     6.10 Inspection. The Bank, or any Person designated by the Bank, shall have the right, from time to time, to visit the Borrower's and any of the Guarantors' place or places of business (or any other place where the Collateral or any information relating thereto is kept or located) during reasonable business hours, and absent an Event of Default upon reasonable notice, without hindrance or delay, (i) to inspect, audit, check and make copies of and extracts from the Borrower's or any of the Guarantors' books, records, journals, orders, receipts, correspondence and other data relating to the Borrower's and/or any of the Guarantors' business, (ii) to verify such matters concerning the Collateral and/or the Pledged Shares, as the Bank (in its sole and absolute discretion) may consider appropriate, and (iii) to discuss the affairs, finances and business of the Borrower and any of the Guarantors with their officers and directors. Upon request, the Borrower and the Guarantors will provide the Bank with copies of such documents as the Bank may reasonably request. The Bank shall have the right, at any time or times hereafter after an Event of Default has occurred, to verify by mail, telephone, telegraph or other communication with any account debtor, under any name and in any form, the validity, amount or any other matter relating to any or all of the accounts receivable. The Borrower shall pay on demand all expenses reasonably incurred by the Bank in acquiring information pursuant to this Section 6.10, including but not limited to appraisers and asset based lender review auditors.

     6.11 Year 2000. The Borrower and each of the Guarantors has (i) undertaken a sufficient inventory review and assessment of all of the Borrower's and each Guarantors' areas within their businesses and operations that could be adversely affected by the failure to be Year 2000 Compliant on a timely basis, (ii) developed a plan and timeline for becoming Year 2000 Compliant on a timely basis, (iii) to date, implemented that plan in accordance with that timberline in all material respects, and (iv) made inquiry of its key suppliers, vendors and customers as to whether such person(s) will, on a timely basis, be Year 2000 Compliant in all material respects and on the basis of such inquiry reasonably believes that all such Person(s) will be Year 2000 Compliant. "Year 2000 Compliant" shall mean that, in all material respects, all computer and software related applications shall be able to recognize and perform properly, date sensitive functions involving dates prior to and after December 31, 1999. The Borrower shall take all action necessary to ensure that the Borrower and all of the Guarantors shall be Year 2000 Compliant, and that no material adverse change will arise in their financial conditions as a result of its efforts or failure to be Year 2000 Compliant.

     6.12 Stock Ownership. The Borrower, at all times, shall own not less than seventy (70%) percent of all of the issued and outstanding stock of each class of Comverge.

     6.13 Tower Time Deposits. Tower, at all times prior to September 15, 1999, shall maintain time deposits with the Bank in a principal amount which shall not be less than $10,000,000, and at all times thereafter maintain time deposits with the Bank in a principal amount which shall not be less than $20,000,000.

     6.14 Decision. The Borrower shall (i) deliver to the Bank as part of the Pledged Shares, the 1,600,000 shares of Decision currently held of record by the Registry Company of Bank Discount, Ltd., upon the Borrower acquiring possession thereof, and (ii) use all reasonable efforts to obtain possession and record ownership of such shares of Decision free and clear of liens and encumbrances.

     6.15 Perfection of Pledge in Israel. The pledge by the Borrower of its shares in Tower Semiconductor Holdings (1993) Ltd. has been perfected in Israel by a filing of a notification with the Pledge Registry. The Borrower, as soon as is practicable, but in any event within ten (10) days, shall cause its pledge to the Bank of its shares in Decision to be perfected in Israel by a notification with the Pledge Registry in Israel, and shall give the Bank notice thereof.

     6.16 Custodian. The Bank, or Bank Leumi le Israel BM, within thirty (30) days of the date of this Agreement, shall become custodian of the certificates evidencing the issued and outstanding shares of Tower owned of record by Tower Semiconductor Holdings (1993), Ltd.

     6.17 Tower Shares. Prior to December 31, 1999, record and beneficial ownership of 60% of the shares of Tower owned of record by Tower Semiconductor Holdings (1993) Ltd., as of the date of this Agreement, will be transferred to the Borrower free and clear of all liens and encumbrances, and the Borrower shall have given the Bank notice of such transfer.

     6.18 Guaranty by Decision. The Borrower shall use its best efforts to obtain all consents necessary in order for Decision to become a guarantor of the Borrower's Obligations, and upon obtaining such consents shall cause Decision to execute and deliver to the Bank its guaranty in the same form executed by the Guarantors, together with the Bank's form of Certificate of Authority and Shareholders Consent.

     SECTION 7. NEGATIVE COVENANTS

     7. The Borrower covenants and agrees that, until the Term Loan has been paid in full and all of its Obligations hereunder or under the Financing Agreements have been paid in full, it shall comply or cause compliance with the following covenants:

     7.1 Limitation on Liens. The Borrower and the Guarantors will not create, assume or suffer to exist any lien, mortgage, or other encumbrance of any kind with respect to the Collateral or the Pledged Shares, except for: (i) liens in favor of the Bank, (ii) liens for taxes or assessments or other government charges or levies not yet due and payable; (iii) judgments and other similar liens arising in connection with court proceedings, provided the execution or other enforcement of such liens is effectively stayed within twenty
(20) days after docketing and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, and (iv) liens incurred in the normal course of business, including, but not limited to liens arising out of purchase money financing provided, however, that thirty (30) days written notice thereof shall have been given to the Bank. The failure to give such notice shall be deemed to be a material breach of this Covenant.

     7.2 Mergers and Consolidations. Neither the Borrower nor any of the Guarantors shall merge or consolidate with any Person, or acquire the assets of any Person except with the Bank's prior written consent; except that any Guarantor may merge with or acquire the assets of the Borrower or any other Guarantor provided the Bank is given concurrent notice thereof.

     7.3 Change in Business. Neither the Borrower nor any of the Guarantors will make any material change in the character of its business, as carried on at the date hereof.

     7.4 Tower Borrowings. Tower shall not draw against its existing line of credit with Bank Leumi Le- Israel BM.

     7.5 Transfer of Assets. Neither the Borrower nor any of the Guarantors will sell, lease, assign, transfer or otherwise dispose of, or permit any of the Guarantors to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets other than in the ordinary course of its business, without the prior consent of the Bank.

     7.6 No Pre-Payments. Neither the Borrower nor any of the Guarantors shall pre-pay any indebtedness other than (i) indebtedness to the Bank, and (ii) trade indebtedness incurred in the ordinary course of the businesses where by the terms of sale, a discount is allowed for a payment made within a limited period after the invoice date.

     7.7 Guarantees to Others. Neither the Borrower nor any of the Guarantors shall guarantee, endorse, stand as surety for or otherwise be contingently liable for any indebtedness, or the obligations of any other Person, except the Borrower may guarantee the obligations of any

Guarantor and any Guarantor may guarantee any obligations of the Borrower or any other Guarantor.

     7.8 Change in Fiscal Year. Neither of the Borrower nor any of the Guarantors shall not change its fiscal year without the prior consent of the Bank, which consent shall not be unreasonably withheld.

     SECTION 8. EVENTS OF DEFAULT/REMEDIES.

     8.1 The occurrence of any one or more of the fol lowing events shall constitute an "Event of Default ":

     8.1.1 Principal or Interest. If the Borrower shall fail to pay any installment of principal or interest on the Note when due and payable; or

     8.1.2 Obligations. If the Borrower shall fail to pay and satisfy any Obligation when due and payable; or

     8.1.3 Certain Covenants. If there shall be a default in the observance or performance of any covenant, condition or agreement set forth in Sections 6.1,
6.12 or 6.13 or Section 7 (other than with respect to an involuntary lien or encumbrance as prohibited in Section 7.1 of this Agreement); or

     8.1.4 Other Covenant. If there shall be a default in the observance or performance of any other covenant, condition or agreement contained in this Agreement, in any of the Financing Agreements or in any other document or instrument referred to herein or therein, which default shall continue unremedied or uncured for a period of fifteen (15) days after notice thereof has been given to the Borrower; or

     8.1.5 Representations. If any material representation or warranty made by or on behalf of the Borrower or any of the Guarantors, whether contained in this Agreement, in any of the Financing Agreements, or in any other document or instrument referred to herein or therein or delivered in connection with any of the transactions contemplated herein or therein, shall prove to have been false or incorrect in any material respect when made; or

     8.1.6 Voluntary Insolvency Proceedings. If the Borrower or any of the Guarantors or any of their Affiliates shall (i) apply for or consent to or acquiesce in the appointment of or the taking of possession by a receiver, liquidator, custodian or trustee of itself or of all or a substantial part of its property,
(ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect) or any similar foreign law, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against itself in an involuntary case under such Bankruptcy Code, or any similar foreign law, or (vii) take any action for the purpose of effecting any of the foregoing; or

     8.1.7 Involuntary Insolvency Proceedings. A proceeding or case shall be commenced, without the application or consent of the Borrower or any of the Guarantors in any court of competent jurisdiction, seeking (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts of the Borrower or such Guarantor, (ii) the appointment of a trustee, receiver, liquidator, custodian or the like of the Borrower, or any Guarantor or of all or any substantial part of any of their assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgement or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of thirty (30) days; or any order for relief against the Borrower or any of the Guarantors, shall be entered in an involuntary case under the Bankruptcy Code, or any similar foreign law, and shall continue unstayed and in effect for a period of thirty (30) days; or

     8.1.8 Divestiture of Assets. If any order, judgment, or decree shall be entered in any proceeding requiring the Borrower, or any of the Guarantors, to divest itself of a substantial part of its assets, and if, within sixty (60) days after entry thereof (unless or until enforcement is sooner commenced), such order, judgment or decree shall not have been discharged or execution thereof stayed pending appeal; or if, within thirty (30) days after the expiration of any such stay (unless or until enforcement is sooner commenced), such judgment, order or decree shall not have been discharged; or

     8.1.9 Judgments. If one or more judgments exceeding $100,000 in the aggregate, against the Borrower or any of the Guarantors or attachments to recover more than $100,000 against any Borrower's or Guarantor's property remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days, or enforcement proceedings are commenced with respect to any judgment against the Borrower or any of the Guarantors; or

     8.1.10 Other Defaults. If the Borrower or any of the Guarantors or any of their Affiliates shall (i) fail to pay any indebtedness for borrowed money or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any indebtedness for borrowed money, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (iii) allow any account maintained by them at the Bank to be overdrawn for a period which exceeds five
(5) days after notice from the Bank; or

     8.1.11 ERISA. Any of the following events occur or exist with respect to the Borrower or any of its ERISA Affiliates: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings;
(v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency or termination of any Multi employer Plan; and in each case above, such event or con dition, together with all other events or conditions, if any, could in the reasonable opinion of the Bank subject either the Borrower or any ERISA Affiliate to any material tax, penalty or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof); or

     8.1.12 Levies. Any material portion of the Collateral or the Pledged Shares is attached, seized, becomes subject to a writ or distress or a warrant, or is levied upon.

     8.2 Remedies. Upon the occurrence and continuance beyond any applicable cure period of any one or more of such Events of Default, the Bank may, at its option, without presentment for payment, demand, notice of dishonor or notice of protest or any other notice, all of which are hereby expressly waived by the Borrower, declare any and all of the liabilities of the Borrower to the Bank (including, without limitation, the Term Loan) to be due and payable together with interest at the rate specified in this Agreement until fully paid. The Bank shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York and under the Uniform Commercial Code of any other state in which any of the Collateral may be situated, and, additionally, all of the rights and remedies set forth in this Agreement and the Financing Agreements, and in any instrument or document referred to herein or therein, and under any other applicable law relating to this Agreement or the Financing Agreements. The Bank may, at its option, cure any default by the Borrower or any of the Guarantors under any agreement with a third party which constitutes, or would with notice or lapse of time or both constitute, an Event of Default hereunder, and may add the reasonable amount expended in such cure to the liabilities of the Borrower or such Guarantor hereunder and charge the Borrower's account therefor, such amounts to be repayable by Borrower on demand; the Bank shall be under no obligation to effect such cure and shall not by making any payment for the Borrower's account be deemed to have assumed any obligation or lia bility of the Borrower or any Guarantor.

     SECTION 9. MISCELLANEOUS.

     9.1 Expenses. The Borrower, whether or not the transactions contemplated hereby are consummated, shall pay to the Bank, or reimburse the Bank for, all out-of-pocket expenses incurred by the Bank in connection with the preparation and enforcement of this Agreement, the Financing Agreements, all other agreements, instruments and documents executed in connection herewith and therewith and the transactions contemplated hereunder and thereunder, together with any amendments, supplements, consents or modifications which may be hereafter made or entered into in respect thereof, including, but not limited to, filing fees, expenses for searches, and the reasonable fees and disbursements of counsel to the Bank. The Bank shall invoice the Borrower for the amounts to be reimbursed by the Borrower to the Bank as is provided in this Section, and if same are not paid by the Borrower within ten (10) days of the date of such invoice, the Bank is hereby authorized to charge any amounts payable hereunder directly to the account(s) of the Borrower maintained with the Bank.

     9.2 Survival of Agreement. All agreements, representations and warranties contained herein or made in writing by the parties hereto in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the Financing Agreements and the consummation of the transactions contemplated herein or therein regardless of any investigation made by or on behalf of the Bank.

     9.3 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Bank, any right, power or privilege under this Agreement or under any of the Financing Agreements or other documents referred to herein or therein shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power and privilege. The rights and remedies of the Bank hereunder and under the Financing Agreements and under any other present and future agreements between the Bank and the Borrower are cumulative and not exclusive of any rights or remedies provided by law, or under any of said Financing Agreements or agreements and all such rights and remedies may be exercised successively or concurrently.

     9.4 Notices. All notices, approvals, consents, requests, demands or other communications (collectively, "Communications") to or upon the respective parties hereto shall be made in writing in one of the following ways and shall be deemed to have been given, received and dated: if by hand, immediately upon delivery; if by telegram, express mail or any other overnight delivery service, one (1) day after dispatch; and if by certified mail, return receipt requested, or first class mail, three (3) business days after mailing. All Communications are to be given to the following addresses (or to such other address as any party may designate by Communication in accordance with this Section):

      If to the Bank:    Bank Leumi USA
                         562 Fifth Avenue
                         New York, New York 10036
                         Attn:  Mr. Steven Laufer
                              Assistant Vice President

      with a copy to:    Warshaw Burstein Cohen
                          Schlesinger & Kuh, LLP
                         555 Fifth Avenue
                         New York, New York 10017
                         Attn:  Allen N. Ross, Esq.

      If to the
      Borrower:          Data Systems & Software Inc.
                         200 Route 17
                         Mahwah, New Jersey 07430
                         Attn: Mr. George Morgenstern,
                               President

      With a copy to:    Ehrenreich Eilenberg Krause
                          & Zivian, LLP
                         11 East 44th Street
                         New York, New York 10017
                         Attn: Sheldon Krause, Esq.

     9.5 Amendments and Waivers. Neither this Agreement, nor any of the Financing Agreements or any other instrument or document referred to herein or therein may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     9.6 Applicable Law. This Agreement and the Financing Agreements and any other document referred to herein or therein and the obligations of the parties hereunder or thereunder are being executed and delivered in New York, New York and shall be construed and interpreted in accordance with the laws of the State of New York applied to agreements entered into and performed therein.

     9.7 Successors. This Agreement, the Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective heirs, legal representatives, successors and assigns, except that the Borrower may not assign its rights under this Agreement, the Financing Agreements and any other document referred to herein or therein without the prior written consent of the Bank.

     9.8 Partial Invalidity. If any provision of this Agreement or the Financing Agreements is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement or the Financing Agreements as a whole but this Agreement or the particular Financing Agreement, as the case may be, shall be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.

     9.9 Headings. The headings used herein are for convenience only and do not constitute matters to be considered in interpreting this Agreement.

     9.10 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE FINANCING AGREEMENTS OR ANY INSTRUMENT, DOCUMENT OR GUARANTY DELIVERED PURSUANT HERETO OR THERETO, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF, OR ANY OTHER CLAIM OR DISPUTE HEREUNDER OR THEREUNDER.

     9.11 JURISDICTION; SERVICE OF PROCESS. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK, AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE FINANCING AGREEMENTS OR ANY DOCUMENT, INSTRUMENT OR GUARANTY DELIVERED PURSUANT HERETO OR THERETO. IN ANY SUCH LITIGATION THE BORROWER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT THE SERVICE THEREOF MAY BE MADE IN ANY OTHER MANNER PERMITTED BY THE RULES OF EITHER OF SAID COURTS.

     9.12 Conflicts. In the event that any provision of this Agreement conflicts with the Financing Agreements, or with any document or instrument delivered in connection herewith or therewith, the terms of this Agreement shall control, notwithstanding such conflict.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.



                                      DATA SYSTEMS & SOFTWARE INC.


                                      By:  /s/ George Morgenstern
                                           --------------------------
                                           George Morgenstern
                                           President and Chief
                                           Executive Officer



                                      BANK LEUMI USA


                                      By:   /s/ Sarit Brosh
                                            -------------------------
                                            Sarit Brosh
                                            First Vice President


                                       By:  /s/ Steven Laufer
                                            -------------------------
                                            Steven Laufer
                                            Assistant Vice President

                                    EXHIBIT C

                       CONFIRMATION OF SECURITY AGREEMENTS
                       -----------------------------------


                  Each of the undersigned hereby confirms that:

     It has executed and delivered a Security Agreement wherein and whereby it has granted the Bank a security interest in certain Collateral, as therein described, to secure to the Bank any and all Obligations of the Borrower to the Bank, including interest and attorneys' fees, costs and expenses of collection incurred by the Bank in enforcing any of the Obligations. Each of the undersigned acknowledges that concurrently the Borrower's Obligations to the Bank are being increased by reason of the Bank's making the Term Loan provided in the annexed Amended and Restated Credit Agreement, and that the Obligations include, without limitation, the Term Loan and the Letter of Credit as therein provided.

     The Security Agreement of each of the undersigned is in full force and effect, has not been terminated, rescinded, amended or modified, and each of the undersigned has no defenses or assets with respect to its Obligations to the Bank under the Security Agreement.

                                                  INTERNATIONAL DATA
                                                  OPERATIONS, INC.


                                                  By:_______________________


                                                  DATA SYSTEMS & SOFTWARE, INC.


                                                  By:_______________________
                                                     George Morgenstern
                                                     President


                                                  DATABIT, INC.


                                                  By:_______________________

                                    EXHIBIT D

                       CONFIRMATION OF GUARANTY AGREEMENTS
                       -----------------------------------


     The undersigned hereby confirms that:

     It has executed and delivered an Unlimited Guaranty in favor of the Bank, wherein and whereby the undersigned, among other things, unconditionally guaranteed to the Bank payment when due, whether by acceleration or otherwise of any and all Obligations of the Borrower to the Bank, including interest and attorneys' fees, costs and expenses of collection incurred by the Bank in enforcing any of the Obligations. The undersigned acknowledges that concurrently the Borrower's Obligations to the Bank are being increased by reason of the Bank's making the Term Loan provided in the annexed Amended and Restated Credit Agreement, and that the Obligations include, without limitation, the Term Loan and the Letter of Credit as therein provided.

     The Guaranty of the undersigned is in full force and effect, has not been terminated, rescinded, amended or modified, and the undersigned has no defenses or assets with respect to its Obligations to the Bank under the Guaranty.


                                                  INTERNATIONAL DATA
                                                  OPERATIONS, INC.


                                                  By:_______________________